UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2005

United America Indemnity, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-50511	98-0417107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Walker House, 87 Mary Street, P.O. Box 908GT, Cayman Islands, Cayman Islands		None
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(345) 949-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 16, 2005, the Registrant, Penn Independent Corporation ("PIC"), an indirect wholly owned subsidiary of the Registrant, and Robert A. Lear entered into a letter agreement (the "Letter Agreement"), which further amends the terms of Mr. Lear’s Executive Employment Agreement (the "Employment Agreement"). The Employment Agreement and the first amendment thereto were filed as Exhibits 10.21 and 10.22, respectively, to the Registrants Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and each is incorporated herein by reference.

The Letter Agreement provides that Mr. Lear will be employed as the Executive Chairman of PIC through January 31, 2006 (the "Retirement Date"). Through the Retirement Date, Mr. Lear will report to the Chairman of the Registrant, chair the Board of Directors of PIC, provide guidance to PIC’s new Chief Executive Officer and assist in the transition of leadership of PIC. Mr. Lear will continue to be paid at his current base salary rate through December 2005, and, as further detailed in the Letter Agreement, shall receive an increase in his base salary rate effective January 1, 2006. Mr. Lear will continue to remain eligible for an annual bonus only with respect to 2005. In addition Mr. Lear shall receive an integration bonus payment of $125,000 on PIC’s first payroll date in 2006 in respect of his efforts to successfully integrate PIC’s operations with those of the Registrant. Mr. Lear shall also receive a retirement bonus equal to his 2006 salary, which shall be paid in several installments during 2006. Mr. Lear may exercise any options to purchase shares in the Registrant ("Options") in which Mr. Lear is vested as of the cessation of his employment until the later of (i) December 31, 2006, or (ii) the date that such options would have expired pursuant to option agreements. Any remaining unvested Options shall expire upon cessation of Mr. Lear’s employment.

In addition, as further detailed in the Letter Agreement, Mr. Lear agreed to a more limited definition of what constitutes a Good Reason termination and PIC agreed to a more limited definition of what constitutes a Cause termination for purposes of the Employment Agreement. Furthermore, Mr. Lear has agreed to release PIC, its subsidiaries, divisions, parents, shareholders and certain related entities from certain claims. In return, PIC, its subsidiaries, divisions, parents, shareholders and certain related entities have agreed to release Mr. Lear from certain claims. Mr. Lear has the right to revoke his assent to the terms of the release for a period of seven calendar days after his execution thereof by delivering written notice to PIC of such revocation.

Mr. Lear will continue to serve as a member of the Registrant’s Board of Directors following the Retirement Date.

The foregoing is a summary of the terms of the Letter Agreement. Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibit

10.1 Letter Agreement dated November 16, 2005, by and between United America
Indemnity, Ltd., Pen Independent Corporation and Robert A. Lear.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United America Indemnity, Ltd.

November 21, 2005	By:	Richard S. March

Name: Richard S. March
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement dated November 16, 2005, by and between United America Indemnity, Ltd., Pen Independent Corporation and Robert A. Lear.